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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-43903) and the Registration Statements on Form S-8 (Nos. 33-94138, 333-38025, 333-44265 and 333-65051) of Harmonic Lightwaves, Inc. of our report dated January 20, 1999, except as to Note 14, which is as of March 15, 1999, which appears on page 34 of this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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San Jose, California
March 17, 1999